SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2003

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Item 7. Financial Statements and Exhibits.

Exhibits

99.1 The News Release.

99.2 Supplemental Schedules prepared for use with The News Release.

Item 9. Regulation FD Disclosure.

The Registrant is furnishing the information required by Item 12 of Form 8-K, “Results of Operation and Financial Condition,” under this Item 9.

On July 10, 2003, the Registrant will hold an investor call and webcast to disclose financial results for the second quarter and six months ended June 30, 2003. The Supplemental Information package for use at this conference is furnished herewith as Exhibits 99.1 and 99.2 and incorporated by reference in Item 9. All information in the Supplemental Information is presented as of the News Release date and the Registrant does not assume any obligation to correct or update said information in the future.

The News Release presents noninterest income excluding net securities gains and revenue excluding net securities gains. The Registrant believes that noninterest income excluding net securities gains (fee income excluding net securities gains) is more indicative of Registrant performance because it isolates those fee types that are customer relationship and customer transaction driven. The Registrant believes that revenue excluding net securities gains is more indicative of Registrant performance because it isolates those fee types and spread-related revenue types that are customer relationship and customer transaction driven.

Non-GAAP financial measures, however, should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: July 10, 2003	By: /s/ Jorge Arrieta
Jorge Arrieta
Senior Vice President and Controller